UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2019

INTELLISENSE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920 (Commission File Number)	847-4257143 (I.R.S. Employer Identification No.)

20 Raoul Wallenberg Street

Tel Aviv, Israel 6971916

(Address of principal executive offices) (Zip Code)

(480) 659-6404

(Registrant's telephone number, including area code)

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Canna Patch Ltd. (“Canna Patch”), an Israeli corporation formed on January 10, 2019 and 90% owned by Intellisence, Inc. (the “Company”), entered into a Research and Option Agreement (the “Agreement”) with Yissum Research Development Company of Hebrew University of Jerusalem Ltd. (“Yissum”), effective March 21, 2019. Pursuant to the Agreement, Canna Patch will fund a feasibility study (the “Study”) in the aggregate amount of $94,500 plus VAT relating to Yissum’s research concerning the development of a cannabis patch. The Study will be conducted in two stages, each of six months duration, with $23,625 to be paid on each of March 21, 2019 and three months thereafter during the first stage. Based upon the results of an interim study report (the “Interim Report”) at the end of the first stage, Canna Patch may determine whether to continue funding stage two whereupon Canna Patch will pay an additional $23,625 on the commencement of stage two and three months thereafter. In consideration for such financing, Canna Patch will have the option (the “Option”) for an exclusive, worldwide license to all work product and results of the Study, including all intellectual property in the field of systemic and trans-dermal and trans-mucosal delivery of cannabinoids using exudates-based formulations. If Canna Patch exercises the Option, it will be responsible for the costs of any patent filings, maintenance and prosecution.

In addition, under the Agreement Canna Patch has the right of first review of any newly developed use of the patch used in Yissum’s research to deliver chemical constitutes other than cannabis.

During the option exercise or negotiation period until the execution of a license agreement, Yissum will not enter into discussions or agreements with any third party, or accept or negotiate any offer with respect to a transaction or any rights to or interests in the Study results.

The Agreement includes customary confidentiality provisions for the term of the Agreement and thereafter and provides that Canna Patch indemnifies Yissum and Hebrew University for any liability which is derived from Canna Patch’s use of the Study results.

Either party may terminate the Agreement upon insolvency or bankruptcy or upon a breach that is not cured within 60 days of receipt of notice thereof. Yissum may terminate the Agreement upon 30 days prior written notice for (i) unauthorized early termination of the research or failure to fund the Study in accordance with the terms of the Agreement or (ii) upon attachment of Canna Patch’s assets or execution proceedings not set aside within 90 days. Canna Patch may terminate the Agreement after the first stage of the Study within 14 days of receipt of the Interim Report.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein in its entirety by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

10.10	Research and Option Agreement between Canna Patch Ltd. and Yissum Research Development Company of Hebrew University of Jerusalem Ltd., effective March 21, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLISENSE SOLUTIONS, INC.

By:        /s/Idan Maimon

Name: Idan Maimon

Title:        Chief Executive Officer

Date: May 9, 2019

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